Exhibit 21
SUBSIDIARIES OF WILLBROS GROUP, INC.

Company Name and Name Under Which it is Doing
Business (if applicable)	Jurisdiction of Incorporation or Organization
0795781 B.C. Ltd	Canada (British Columbia)
Bemis, LLC	Vermont, USA
B&H Maintenance and Construction, Inc.	New Mexico, USA
Chapman Construction Co., L.P.	Texas, USA
Chapman Construction Management Co., Inc.	Texas, USA
Chapman Holding Co., Inc.	Nevada, USA
Construction & Turnaround Services, L.L.C.	Oklahoma, USA
Construction & Turnaround Services of California, Inc.	Oklahoma, USA
Flowers Construction Co., L.P.	Texas, USA
Flowers Holding Co., Inc.	Texas, USA
Flowers Limited Partner, Inc.	Nevada, USA
Flowers Management Co., Inc.	Texas, USA
Forward Company for Energy & Infrastructure PSC	Iraq
Halpin Line Construction LLC	New York, USA
Hawkeye, LLC	New York, USA
InfrastruX Group Common Paymaster, LLC	Delaware, USA
InfrastruX Group, LLC	Delaware, USA
InfrastruX Hawkeye Holdings, LLC	Delaware, USA
Intercon Construction Trucking, Inc.	Wisconsin, USA
Intercon Construction, Inc.	Wisconsin, USA
InterPower Line Services Corporation	Delaware, USA
Lineal Industries, Inc.	Pennsylvania, USA
Willbros Downstream, LLC	Oklahoma, USA
Willbros Downstream of Oklahoma, Inc.	Oklahoma, USA
Musketeer Oil B.V.	Netherlands
P/L Equipment LP	Canada (Alberta)
Premier Utility Services, LLC	New York, USA
PT Willbros Indonesia	Indonesia
Skibeck Pipeline Company, Inc.	New York, USA
Skibeck PLC, Inc.	New York, USA
Texas Electric Utility Construction Management, L.L.C.	Texas, USA
Texas Electric Utility Construction, Ltd.	Texas, USA
The Oman Construction Company (TOCO) L.L.C.	Oman
Trafford Corporation	Pennsylvania, USA
UTILX Corporation	Delaware, USA
UtilX India Private Limited	India
UtilX Overseas Holdings, Inc.	Delaware, USA
W International Limited	Cayman Islands
Willbros Africa Limited	Cayman Islands
Willbros Al-Rushaid Limited	Saudi Arabia
Willbros Canada Holdings ULC	Canada (British Columbia)
Willbros (Canada) GP I Limited	Canada (British Columbia)
Willbros (Canada) GP III Limited	Canada (British Columbia)
Willbros Construction Services (Canada) L.P.	Canada (Alberta)
Willbros Constructors (Cayman) Limited	Cayman Islands
Willbros Construction California (U.S.), Inc.	Delaware, USA

Company Name and Name Under Which it is Doing
Business (if applicable)	Jurisdiction of Incorporation or Organization
Willbros Construction (U.S.), LLC	Delaware, USA
Willbros Contracting Limited	Cyprus
Willbros Energy Services Company	Delaware, USA
Willbros Engineering & Construction Limited	Canada
Willbros Engineers (UAE) Limited	United Kingdom
Willbros Engineers (UAE) Limited — Abu Dhabi Branch	United Kingdom
Willbros Engineers (U.S.), LLC	Delaware, USA
Willbros (Overseas) Limited	Cayman Islands
Willbros Far East, Inc.	Vanuatu
Willbros Far East Sdn. Bhd.	Malaysia
Willbros Financial Services Limited	Cayman Islands
Willbros Global Holdings, Inc.	Panama
Willbros Global Infrastructure Limited	Cayman Islands
Willbros Government Services (U.S.), LLC	Delaware, USA
Willbros Industrial de Mexico, S. de R.L. de C.V.	Mexico
Willbros Hammer LLC	Delaware, USA
Willbros International Dutch Antilles N.V.	Netherlands Antilles
Willbros International Dutch B.V.	The Netherlands
Willbros International Dutch II B.V.	The Netherlands
Willbros International Equipment (Mauritius) Limited	Mauritius
Willbros International Finance & Equipment Limited	Cayman Islands
Willbros International, Inc.	Panama
Willbros International Papua New Guinea Limited	Papua New Guinea
Willbros International Pty Limited	Australia
Willbros Kuwait Gas & Oil Field Services Co. (w.l.l.)	Kuwait
Willbros Middle East, Inc.	Panama
Willbros Middle East Limited	Cayman Islands
Willbros Midstream Services (U.S.), LLC	Delaware, USA
Willbros Midwest Pipeline Construction (Canada) L.P.	Alberta
Willbros (Overseas) Limited	United Kingdom
Willbros (Overseas) Limited — Libya Branch	United Kingdom
Willbros Project Services (U.S.), LLC	Delaware, USA
Willbros Refinery and Maintenance Services (U.S.), LLC	Delaware, USA
Willbros Suramerica, S.A.	Panama
Willbros T&D Services, LLC	Delaware, USA
Willbros Transandina S.A.	Bolivia
Willbros (U.K.) Limited	United Kingdom
Willbros United States Holdings, Inc.	Delaware, USA
Wink Engineering, LLC	Louisiana, USA